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                                                                  Exhibit 10.27
                                                                  EXECUTION COPY

                                  FEE AGREEMENT

      This Agreement (this "Agreement") is entered into as of the 30th day of September, 2002, by and between National Waterworks, Inc., a Delaware corporation (the "Company"), THL Managers V, LLC, a Delaware limited liability company, ("THL") and J.P. Morgan Partners, LLC, a Delaware limited liability company, ("JPMP" and, together with THL, the "Sponsors").

            WHEREAS, the Company has entered into a certain Asset Purchase Agreement (the "Purchase Agreement") dated as of September 12, 2002, pursuant to which it shall acquire substantially all of the assets and certain liabilities of U.S. Filter Distribution Group, Inc., a Georgia corporation (the "Transaction").

            WHEREAS, certain Affiliates (as defined herein) of THL and JPMP have provided equity financing (the "Equity Financing") to the Company's corporate parent, National Waterworks Holdings, Inc. ("Holdings") in connection with the consummation of the Transaction (the "Closing") pursuant to that certain Subscription and Purchase Agreement (the "Subscription Agreement"), dated as of November 22, 2002, that certain Stockholders Agreement (the "Stockholders Agreement") dated as of November 22, 2002, and that certain Registration Rights Agreement (the "Registration Rights Agreement") dated as of November 22, 2002. The Purchase Agreement, the Subscription Agreement, the Registration Rights Agreement, and all other ancillary documents related thereto are collectively referred to as the "Transaction Documents".

            WHEREAS, the Sponsors are providing advisory and other services to the Company in connection with (i) the senior secured financing being obtained in connection with the Transaction, (ii) the senior unsecured subordinated note financing being obtained in connection with the Transaction and, to the extent necessary, (iii) appropriate bridge financing (clauses (i), (ii) and (iii), collectively, the "Debt Financing");

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. PAYMENT OF FEES. In consideration of the services provided by each Sponsor in connection with the Transaction, including, without limitation, in connection with the Equity Financing and Debt Financing, the Company hereby agrees to pay to each Sponsor (or its designee) a fee equal to $8,000,000.00 payable concurrently with, and upon, the Closing. If the Closing does not occur then no fees shall be payable pursuant to this Section 1. Such payment made pursuant to this Section 1 shall be paid by wire transfer of immediately available federal funds to the accounts specified on Exhibit A, attached hereto, or to such other account(s) as each Sponsor may specify in writing to the Company.

            2. EXPENSES; INDEMNIFICATION.

            a. Expenses. The Company agrees to (i) pay on demand all fees and expenses incurred by the Sponsors and their Controlled Affiliates (as defined herein) or any of them in connection with the Transaction Documents, including but not limited to the fees and disbursements of Weil, Gotshal & Manges LLP, counsel to THL, and O'Melveny & Myers LLP, counsel to JPMP, and any other consultants or advisors retained by the Sponsors or their respective counsel, including but not limited to the preparation, negotiation and execution of the Transaction Documents, (ii) hold the
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Sponsors and their Controlled Affiliates harmless against all liability for the payment of all fees and expenses incurred from time to time by the Company or Holdings in connection with the Company's or Holdings' performance and compliance with all agreements and conditions contained in the Transaction Documents on its or their part to be performed or complied with, (iii) pay on demand the reasonable costs and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by the Sponsors or their Controlled Affiliates in connection with any amendment or waiver of, or enforcement of, any Transaction Document, and (iv) pay on demand the reasonable fees and expenses incurred by the Sponsors and their Controlled Affiliates in any filing with any governmental authority with respect to their investment in Holdings or in any other filing with any governmental authority with respect to the Company or Holdings that mentions the Investors or any of their Controlled Affiliates.. The provisions of this Section 2(a) are automatically assignable to any person who acquires from the Sponsors or their Controlled Affiliates any shares of capital stock of Holdings.

            b. Indemnity and Liability. The Company agrees to indemnify, exonerate and hold each of THL, JPMP, and each of their respective partners, shareholders, Controlled Affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement (including but not limited to any indemnification obligation assumed or incurred by any Indemnitee to or on behalf of any Sponsor, or its accountants or other representatives, agents or Controlled Affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful gross negligence or misconduct.

            3. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each Sponsor and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

            4. MISCELLANEOUS.

            a. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.


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            b. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Delaware. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 7 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 7 does not constitute good and sufficient service of process. The provisions of this Section 4(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

            c. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 4(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

            5. INDEPENDENT CONTRACTOR. The parties agree and understand that each Sponsor is and shall act as an independent contractor of the Company in the performance of its duties hereunder. Each Sponsor is not, and in the performance of its duties hereunder will not hold itself out as, an employee, agent or partner of the Company.

            6. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto. Nothing herein relates to the matters covered in that certain


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Management Agreement by and among the Company and the Sponsors dated as of
November 22, 2002.

            7. NOTICE. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

      If to the Company, to it at:

            National Waterworks, Inc.
            American Plaza
            200 West Highway 6
            Suite 620
            Waco, Texas 76712
            Attention: President

      If to THL, to it at:

            THL Managers V, LLC
            c/o Thomas H. Lee Company
            75 State Street
            Boston, MA 02109
            Attention:  Mr. Anthony J. DiNovi

      with a copy to:

            Weil, Gotshal & Manges LLP
            101 Federal Street
            Boston, Massachusetts 02110
            Attention: James Westra, Esq.
            Telecopier:  (617) 772-8333

      If to JPMP, to it at:

            J.P. Morgan Partners, LLC
            c/o J.P. Morgan Partners, L.P.
            1221 Avenue of the Americas
            New York, New York 10020
            Attention:  Official Notices Clerk
            FBO:  Stephen Murray

      with a copy to:


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            O'Melveny & Myers LLP
            30 Rockefeller Plaza
            New York, New York  10112
            Attention:  Gregory A. Gilbert, Esq.
            Telecopier:  (212) 408-2420

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

      8. SEVERABILITY. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be, deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

      9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

      10. HEADINGS. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

      11. PREVAILING PARTY. If any legal action or other proceedings is brought for a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

      12. DEFINITIONS.

      a. Affiliate. As used herein, the term "Affiliate" means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, and (b) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

      b. Control. As used herein, the term "control" means, (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.


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      c. Controlled Affiliate. As used herein, the term "Controlled Affiliate"
means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, and (b) any other Person that, directly or indirectly, through one or more intermediaries, is controlled by such Person.

      d. Person. As used herein, the term "Person" shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.


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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


                                                 NATIONAL WATERWORKS, INC.


                                                 By: /s/ Mechelle Slaughter
                                                     ----------------------
                                                     Name:  Mechelle Slaughter
                                                     Title: C.F.O. and Secretary

                                                 THL MANAGERS V, LLC


                                                 By: Thomas H. Lee Partners,
                                                      L.P., its Managing Member


                                                 By: /s/ Anthony J. Dinovi
                                                     ---------------------
                                                     Name:  Anthony J. DiNovi
                                                     Title: Managing Director

                                                 J.P. MORGAN PARTNERS, LLC


                                                 By: /s/ Stephen Murray
                                                     ------------------
                                                     Name:  Stephen Murray
                                                     Title: Partner


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                                    EXHIBIT A

J.P. Morgan Partners, LLC
J.P. Morgan Chase Bank
401 Madison Avenue
New York, New York 10017
ABA #: 021 000 021
Account #: 530-971-631
Contact: Elizabeth Plata

THL Managers V, LLC
FleetBoston
100 Federal Street
Boston, MA
ABA #011000138
Account Name:  THL Managers V, LLC
Account #270-07242


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